UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RICEBRAN TECHNOLOGIES

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RiceBran Technologies

25420 Kuykendahl Rd., Suite B300

Tomball, Texas 77375

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, OCTOBER 16, 2023

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2023 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at the offices of Vinson & Elkins L.L.P., W.R. Grace Building, 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036 on Monday, October 16, 2023, at 9:00 a.m., Eastern Daylight Time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect three (3) directors to serve on the Board of Directors of the Company (Board) until the 2024 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve our Third Amended and Restated 2014 Equity Incentive Plan to increase by 500,000 shares the number of shares of our common stock authorized for issuance thereunder;

3.	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

4.	to ratify our appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2023; and

5.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed August 30, 2023, as the record date (Record Date) for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Our proxy materials are first being made available to our shareholders beginning on or about August 31, 2023.

We currently intend to hold the Annual Meeting in person. We may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location. We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the U.S. Securities and Exchange Commission (SEC). We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

The Company is pleased to continue utilizing the SEC rules that allow issuers to furnish proxy materials to their shareholders on the Internet. As a result, the Company is mailing to its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 16, 2023 (Annual Report). The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

/s/ William J. Keneally
William J. Keneally
Secretary

Tomball, Texas

August 31, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 RICEBRAN TECHNOLOGIES ANNUAL MEETING TO BE HELD ON OCTOBER 16, 2023

Our Notice of Annual Meeting, Proxy Statement and 2022 Annual Report are available at

http://www.ricebrantech.com/investors/annual-meeting

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible by submitting your proxy via mail, telephone or Internet as described below. If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or Internet.

RiceBran Technologies

25420 Kuykendahl Rd., Suite B300

Tomball, Texas 77375

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF SHAREHOLDERS

Your proxy is solicited by the Board of Directors (the Board) of RiceBran Technologies, a California corporation (Company), for the 2023 Annual Meeting of Shareholders (Annual Meeting) to be held on Monday, October 16, 2023, at 9:00 a.m., Eastern Daylight Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of Vinson & Elkins LLP, W.R. Grace Building, 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036. The telephone number at that address is (212) 237-0000.

We currently intend to hold the Annual Meeting in person. We may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location. We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the U.S. Securities and Exchange Commission (SEC). We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

These materials, including (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 16, 2023 (Annual Report) were first sent or made available to shareholders on or about August 31, 2023. The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board for use at the Annual Meeting. If you requested printed versions by mail, these materials also include the proxy card or vote instructions for the Annual Meeting.

Our principal executive offices are located at 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375. Our telephone number is (281) 675-2421. Our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purpose of the Annual Meeting is to: (i) elect three (3) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve an amendment and restatement of our Second Amended and Restated 2014 Equity Incentive Plan (2014 Plan) to increase the number of shares authorized for issuance thereunder; (iii) approve, on a non-binding advisory basis, the compensation of our named executive officers; (iv) ratify our appointment of WithumSmith+Brown, PC as our independent registered public accounting firm; and (v) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of our common stock, no par value (Common Stock), at the close of business on August 30, 2023, the record date (Record Date), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,607,776 shares of Common Stock outstanding and entitled to vote.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders, instead of mailing or e-mailing copies of those materials. All shareholders will have the ability to access the proxy materials, including our Proxy Statement and our Annual Report, on the website referred to in the Notice. If you received a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to register to receive all future shareholder communications electronically, instead of print, to help reduce the environmental impact of our annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting. Our proxy materials are also available on the Company’s website at http://www.ricebrantech.com/investors/annual-meeting.

Eliminate Duplicate Mailings

The Company has adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and the Annual Report to multiple shareholders who share the same address, unless we have received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and the Annual Report to any shareholder that elects not to participate in householding.

To receive, free of charge, a separate copy of the Notice and, if you requested printed versions by mail, this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, you may write the Company at the following physical address, phone number, or email address:

RiceBran Technologies Investor Relations

25420 Kuykendahl Rd., Suite B300

Tomball, Texas 77375

Phone: (281) 675-2421

Email: proxy@ricebrantech.com

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker or other organization that holds your shares to request information about eliminating duplicate mailings.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to our secretary at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote such shareholder’s shares of our Common Stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions. In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail. If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet. If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card. Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring valid picture identification with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on the day before the meeting date.

You may vote in person at the meeting. If you are a registered shareholder and attend the meeting (please remember to bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the Record Date), you may deliver your completed proxy card in person. If your shares are held in the name of your bank, broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your bank, broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us. Your bank, broker or other nominee may permit you to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly. Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services. Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

On each matter to be voted on at the Annual Meeting, each share of Common Stock outstanding on the Record Date is entitled to one vote. There is no cumulative voting.

This solicitation is made by the Company. Expenses of solicitation of proxies will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.  We do not intend to engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.

Quorum; Required Vote; Abstentions; Broker “Non-Votes”

The holders of a majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Annual Meeting.

Directors are elected by the affirmative votes of a majority of the shares of Common Stock represented and voting at the Annual Meeting (which shares voting affirmatively also constitute a majority of the required quorum) (Proposal 1). The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting (which shares voting affirmatively also constitute a majority of the required quorum) is required to approve the third amendment and restatement of the 2014 Plan (Proposal 2), to approve the non-binding advisory vote on executive compensation (Proposal 3) and to ratify the selection of our independent registered public accountants (Proposal 4).

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Bank, broker or other nominees may generally vote on “routine” matters but cannot vote on “non-routine” matters. Bank, broker or other nominees will not have discretionary voting power with respect to the first, second and third proposals (to elect our directors, to approve an amendment and restatement of the 2014 Plan to increase the number of shares issuable thereunder, and to approve the non-binding advisory vote on executive compensation, respectively), and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their bank, broker or other nominees with respect to these proposals since these matters are considered non-routine. A bank, broker or other nominee may generally vote on routine matters, and therefore no broker “non-votes” are expected to exist in connection with Proposal 4 to ratify the selection of our independent registered public accountants.

Both abstentions and broker “non-votes” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Therefore, shares of Common Stock that are voted “FOR,” “AGAINST,” or “ABSTAIN,” as well as broker “non-votes,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Only “FOR” and “AGAINST” votes are counted for purposes of determining votes received in connection with each proposal. Abstentions and broker “non-votes” will have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting at the Annual Meeting. In addition, for each proposal, the affirmative vote equal to a majority of the shares necessary to constitute a quorum is also required for approval. Therefore, abstentions and broker “non-votes” could prevent the election of a director or the approval of a proposal because they do not count as affirmative votes.

Deadlines for Submission of Shareholder Proposals and Director Nominations for 2024 Annual Meeting of Shareholders

Our shareholders are entitled to present shareholder proposals and director nominations for consideration at forthcoming shareholder meetings provided that they comply with the applicable proxy rules promulgated by the SEC and our bylaws.

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials. Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2024 Annual Meeting of Shareholders (2024 Annual Meeting) must submit such proposal to us by May 3, 2024. However, if we change the date of our 2024 Annual Meeting by more than thirty days from the date of this year’s meeting the new submission deadline will be a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. The submission of a proposal does not guarantee that it will be included in our proxy statement or proxy card.

Requirements for Shareholder Proposals not to be Included in Proxy Materials. Shareholders who wish to present a proposal at our 2024 Annual Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by July 22, 2024. If the date of our 2024 Annual Meeting is changed by more than thirty days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized. Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws. If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended (Exchange Act), we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such proposal submitted by a shareholder. If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2024 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

Requirements for Shareholder Director Nominations. Under our bylaws, notice by shareholders who wish to nominate directors at the 2024 Annual Meeting must be received at our principal executive offices not less than twenty (20) days prior to the date of our 2024 Annual Meeting. If we provide less than thirty days’ notice or prior public disclosure of the date of our 2024 Annual Meeting, notice of the nomination must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2024 Annual Meeting was mailed or such public disclosure was made. In addition to satisfying the provisions in our bylaws relating to nomination of director candidates, to comply with the universal proxy rules under the Exchange Act, any shareholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 19, 2024. However, if the date of the 2024 Annual Meeting is more than thirty days before or after the anniversary of the date of the preceding year’s annual meeting of shareholders, then such written notice must be delivered by the later of (x) the tenth (10th) day following the public announcement of the date of the 2024 Annual Meeting is first made by the Company and (y) the date which is sixty days prior to the date of the 2024 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Executive Officers and Directors

A Board of three (3) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) nominees named below. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The election of directors requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting (which shares voting affirmatively must also constitute a majority of the required quorum). It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of our executive officers and the director nominees, and certain information about them are set forth below.

Name	Age	Position
Executive Officers
Eric Tompkins*	62	Director and Executive Chairman
William J. Keneally	61	Interim Chief Financial Officer and Secretary

Non-Employee Directors
Brent D. Rosenthal (1)(2)(3)*	51	Lead Independent Director
David Chemerow (1)(2)(3)*	72	Director

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Nominating and Governance Committee.

*	Director nominee.

Our bylaws state that the number of directors of the Company shall be not less than five (5) nor more than nine (9). The number of authorized directors is five (5), and we currently have two (2) board vacancies. Note that proxies cannot be voted for a greater number of persons than the number of nominees named. Further, Nasdaq Stock Market LLC (Nasdaq) Listing Rule 5605 requires that the Audit Committee be comprised of at least three “independent directors” (as defined in Nasdaq Listing Rule 5605(a)(2)). The Board is in the process of identifying and selecting two (2) members for the Board, at least one of whom qualifies as “independent” and would meet the audit committee criteria set forth in Nasdaq Listing Rule 5605.

Executive Officers

Eric Tompkins has served as our director and executive chairman since June 2023, and has served as business unit leader of our milling operations since June 2021. Mr. Tompkins served as senior vice president of sales and business development from June 2020 to June 2021 and as senior vice president of business development from April 2019 to June 2020. Mr. Tompkins was president and chief executive officer of MGI Processing, LLC from March 2017 until we acquired that company in April 2019. He was director of sales for Ardent Mills from 2014 to 2017. From 1987 to 2014, Mr. Tompkins held various positions at Con Agra Brands, Inc. (NYSE: CAG), lastly as director of national account sales and initially in grain procurement and risk management. Mr. Tompkins graduated from the University of Colorado with a Bachelor of Arts in Economics and a Bachelor of Arts in International Affairs. He received his Master of International Management from the Thunderbird-American Graduate School of International Management. The Board believes that Mr. Tompkins’s extensive experience in commodities and milling, coupled with his history with our Company, are the attributes, skills, experiences and qualifications that allow Mr. Tompkins to make a valuable contribution as one of our directors.

William J. Keneally has served as our interim chief financial officer since April 2023 under a consulting services agreement with TechCXO, LLC; TechCXO Florida, LLC; TechCXO Tennessee, LLC and TechCXO Texas, LLC d/b/a CXO Partners. From March 2023 to the present and August 2018 to May 2022, Mr. Keneally has been a partner of TechCXO, LLC, a provider of C-suite executive services. From February 2020 to the present, Mr. Keneally has been founder and chief financial officer of Spades SBC whose mission is to significantly increase global planting and growing of trees so to mitigate client change efficiently and effectively. From June 2022 to February 2023, Mr. Keneally served as chief accounting officer of Flutterwave, Inc., a venture-backed, African-focused, payments and other solutions technology provider with approximately 50 global subsidiaries. From April 2013 to June 2015, Mr. Keneally served as chief financial officer of CTPartners Executive Search Inc. On November 12, 2015, the Court of Chancery of the State of Delaware appointed a receiver for CTPartners Executive Search Inc. Mr. Keneally is an inactive New York State certified public accountant and received his Bachelor of Business Administration – Accounting Concentration from the University of Notre Dame.

Non-Employee Directors

Brent D. Rosenthal has served as a director since July 2016 and as lead independent director since August 2020. Mr. Rosenthal was non-executive chairman of our Board from July 2016 to August 2020. Mr. Rosenthal is the founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and micro-cap equities in the food and technology media telecom industries. Mr. Rosenthal also serves as lead director of the board of directors of Comscore, Inc (NASDAQ: SCOR), a digital data and analytics company, and on the board of directors of FLYHT Aerospace Solutions Ltd. (OTCX: FLYLF) and OmniLit Acquisition Corp. (NASDAQ: OLIT). Previously, Mr. Rosenthal was an advisor to the board of directors of Park City Group (NASDAQ: PCYG), a food safety and supply chain software company from 2015 to 2018. Mr. Rosenthal was a partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served on the board of directors of Rentrak Corporation (NASDAQ: RENT), a media measurement and advanced consumer targeting company, from 2008 to 2016 and as non-executive chairman of the board from 2011 to 2016. He also served on the boards of directors of four privately-held Hispanic food companies. Earlier in his career, Mr. Rosenthal was director of mergers and acquisitions for RSL Communications Ltd. and served emerging media companies for Deloitte. Mr. Rosenthal is an inactive certified public accountant. Mr. Rosenthal earned his Bachelor of Science in Accounting degree from Lehigh University and Master of Business Administration degree from the S.C. Johnson Graduate School of Management at Cornell University. The Board believes that Mr. Rosenthal’s experience investing in the food industry, independent board experience and business acumen are the attributes, skills, experiences and qualifications that allow Mr. Rosenthal to make a valuable contribution as one of our directors.

David Chemerow has served as a director since October 2018. From August 2016 to September 2017, Mr. Chemerow served as the chief financial officer and treasurer of Comscore, Inc. and from January 2016 to August 2016, Mr. Chemerow served as the chief revenue officer of Comscore, Inc. Mr. Chemerow served as the chief operating officer and chief financial officer of Rentrak Corporation from October 2009 until Rentrak Corporation was merged into Comscore, Inc. in January 2016. Prior to 2009, Mr. Chemerow served in senior executive roles in several companies. Mr. Chemerow previously served as the non-executive chairman of the board of Playboy Enterprises, Inc. and is a member of the board of directors of Dunham’s Athleisure Corporation, a sporting goods retailer. Mr. Chemerow serves on the board of The Martha’s Vineyard Playhouse, a non-profit theatre. Mr. Chemerow is a member and board leadership fellow of the National Association of Corporate Directors. Mr. Chemerow is a graduate of Dartmouth College and holds a Master of Business Administration degree from The Amos Tuck School. The Board believes that Mr. Chemerow’s extensive experience, business knowledge and experience as chief operating officer and chief financial officer of several public companies are the attributes, skills, experiences and qualifications that allow Mr. Chemerow to make a valuable contribution as one of our directors.

Board Leadership Structure

The Board believes our governance structure follows a successful leadership model under which our executive chairman also serves in a role as acting chief executive of the Company. The Board believes at present that the combined role of executive chairman and chief executive of the Company promotes united leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. We recognize that different leadership models may work well for other companies at different times depending on individual circumstances, and we believe that the Company is well served by the combination of these roles as we seek to improve the performance of the Company and review our strategic alternatives. To enhance this approach and strengthen the oversight capabilities of the Board, we designated a lead independent director who is charged with working with the other independent directors in carrying out the strategic, governance, oversight and decision-making responsibilities of the Board.

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board evaluates the leadership structure annually, and it will continue to do so as circumstances change, including if a new chief executive officer is elected. Currently, Mr. Tompkins serves as executive chairman of the Board and Mr. Rosenthal serves as lead independent director.

Risk Oversight

Our Board is currently comprised of three (3) directors, two (2) of whom are independent. The Board has three standing committees with separate chairs – Audit, Compensation, and Nominating and Governance. Our Audit Committee is responsible for overseeing risk management and at least annually reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies. Our Audit Committee also serves as the contact point for employees to report corporate compliance issues. Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics. Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation. Each of our Board committees also considers the risk within its area of responsibilities. For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Director Independence

Our Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of Nasdaq. In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or our independent registered public accounting firm. Based on its review, the Board determined that the following directors, director nominees and former directors who served in fiscal year 2023 are each independent under the Nasdaq’s criteria for independent board members: Brent D. Rosenthal, David Chemerow, Will T. Black and Jean M. Heggie.

Board Meetings and Committee Meetings

During 2022, the Board held twenty-one meetings. Each then-current director attended at least 75% of those meetings during the period that director was on the Board. Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The members of the Audit Committee are Brent D. Rosenthal and David Chemerow. Each member of the Audit Committee is independent under Nasdaq’s independence standards for audit committee members and within the meaning of Rule 10A-3 of the Exchange Act. The Board has determined that Brent D. Rosenthal and David Chemerow are each an “audit committee financial expert”, as defined by the rules of the SEC. The charter of the Audit Committee is available on our website at www.ricebrantech.com/investors/annual-meeting. The Audit Committee met six (6) times in 2022. Each then-current director attended at least 75% of those meetings during the period that the director was a committee member.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board share-based compensation grants for our executive officers. The members of the Compensation Committee are Brent D. Rosenthal and David Chemerow, and each member is independent under Nasdaq’s independence standards for compensation committee members. The Compensation Committee may from time to time delegate some or all of its duties or responsibilities to subcommittees or to one member of the Compensation Committee. Our executive chairman often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers. The Compensation Committee seeks input on certain compensation policies from the executive chairman. The charter of the Compensation Committee is available on our website at www.ricebrantech.com/investors/annual-meeting.

In fulfilling its duties and responsibilities, the Compensation Committee seeks periodic input, advice and recommendations from various sources, including our Board and our executive officers. The Committee at all times exercises independent discretion in its executive compensation decisions. The Compensation Committee met three (3) times in 2022. Each then-current director attended at least 75% of those meetings during the period that the director was a committee member.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof. The members of the Nominating and Governance Committee are Brent D. Rosenthal and David Chemerow and each member is independent under Nasdaq’s independence standards. The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com/investors/annual-meeting. The Nominating and Governance Committee met one (1) time in 2022. Each then-current director attended those meetings during the period that the director was a committee member.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director. Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

We are committed to diversity and inclusion. Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint. In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment. The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed. The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com/investors/annual-meeting.

The Nominating and Governance Committee will consider nominees recommended by shareholders. Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375. Such recommendations should be received no later than twenty days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered; provided, however, that in the event that less than thirty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice must set forth all of the information required by, and comply with, our articles of incorporation and bylaws, including the following: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (v) such person's written consent to being named as a nominee and to serving as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company's books, of such shareholder, (ii) the class and number of shares of the Company which are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination. The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

●	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
●	Directors should have reputations, both personal and professional, consistent with our image and reputation.
●	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Nasdaq Board Diversity Matrix

The board diversity matrix set forth below reports self-identified diversity statistics for director nominees standing for election at the Annual Meeting. It does not include current directors that are not standing for re-election at the Annual Meeting, if any. Recently adopted Nasdaq listing rules require each listed company to have, or explain why it does not have, two (2) diverse directors on the board, including at least one (1) diverse director who self-identifies as female and at least one (1) diverse director who self-identifies as an underrepresented minority or LGBTQ+. Companies listed on the Nasdaq Capital Market must have at least one (1) diverse director by December 31, 2023 and two (2) diverse directors by December 31, 2026. Nasdaq provides flexibility for smaller reporting companies, which can meet the diversity objective by including two (2) female directors, and for all companies with five or fewer directors, which can meet the diversity objective by including one (1) diverse director. Our Board intends to cause us to comply with these requirements by adding qualified representatives to our Board.

Board Diversity Matrix (as of August 31, 2023)
Total Number of Directors	3
	Female	Male	Non-Binary	Gender Undisclosed
Gender Identity:
Directors	-	3	-
Demographic Background:
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LBGTQ+	-
Did not disclose demographic background	-

Communication Policy

Shareholders and other interested parties may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375, who will forward the communication to the intended director or directors. If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders. All of our current directors who were directors at the time of the 2022 Annual Meeting of Shareholders attended such meeting.

Director Compensation

In August 2022, our Board approved a 1 for 10 reverse split of our Common Stock. Our Common Stock began trading on a post-split basis on August 26, 2022. All share and per share information described in this Proposal 1 has been retrospectively adjusted for all prior periods presented giving retroactive effect to the reverse stock split.

Our Compensation Committee adopted a comprehensive director compensation program to attract and retain qualified non-employee directors who are critical to our future value, growth and governance. From January 1, 2022, to June 30, 2022, non-employee directors received the annual retainer and committee fees described in the table below for serving as directors and as members of committees of our Board.

	General Board Service ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen- sation Committee ($)	Executive Committee ($)
General board service - all directors	50,000	-	-	-	-
Service as lead independent director	50,000	-	-	-	-
Committee assignments:
Committee chair	-	18,000	9,500	10,000	12,000
Members	-	8,000	4,500	5,000	12,000

Effective July 1, 2022, the Compensation Committee modified the director compensation program to (i) reflect a reduction in committee chair fees, (ii) eliminate an additional fee for the lead independent director, (iii) eliminate fees for committee membership, and (iv) eliminate fees related to the executive committee. The current compensation package for our non-employee directors provides for a mix of cash and equity-based compensation. Effective July 1, 2022, and currently, non-employee directors receive the annual retainer and committee fees described in the table below for serving as directors and as members of committees of our Board.

	General Board Service ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen-sation Committee ($)
General board service	50,000	-	-	-
Committee chair	-	10,000	4,000	4,000

For 2022, a portion of the directors’ compensation was paid in the form of grants of restricted stock units (RSUs). Each RSU represents a contingent right to receive one share of Common Stock or an equivalent cash payment. Issuance of the Common Stock subject to non-employee director RSUs that become vested is deferred to the date the holder is no longer providing services to the Company. For the purposes of this Proxy Statement, we refer to RSU awards, for which issuance of Common Stock is so deferred, as deferred stock units (DSUs).

For 2022, the Compensation Committee approved payment of the annual retainer amounts and committee fees listed in the table above in quarterly installments. The Compensation Committee elected to pay such installments in the form of cash in the first quarter of 2022 and in the form of grants of immediately-vested DSUs granted pursuant to the 2014 Plan for the other quarters of 2022. The number of shares of Common Stock subject to the DSUs issued in respect of the general board membership fees was determined based on the closing price of our Common Stock on the last day of the applicable quarter. We reimburse all directors for travel required in connection with their service on the Board and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors and officers indemnity insurance policies.

In addition to the compensation in the table above, under the director compensation program, each director is entitled to receive an annual fixed equity grant under the 2014 Plan on the date of the annual shareholder meeting as compensation for their services. In 2022, the value of the annual grant was $50,000 for each director. In 2022, the Compensation Committee approved payment of the annual fixed equity grants in the form of grants of DSUs. The number of shares of Common Stock subject to the director DSUs was determined based on the closing price of our Common Stock on the grant date. The DSUs vested on July 14, 2023, the earlier of one year from the date of grant or one day prior to the next annual meeting of our shareholders, subject to the director’s continued service to the Company through July 14, 2023.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2022. The compensation paid to our employee directors during 2022 in respect of their service on the Board is reflected in the Summary Compensation Table under “Executive Compensation.”

	Fees Earned			All Other
	or Paid in	Option	Stock	Compen-
	Cash	Awards	Awards	sation	Total
Name	($)(1)	($)	($)(2)(3)	($)	($)
Will T. Black	-	-	83,333	-	83,333
Beth L. Bronner	17,000	-	-	-	17,000
David Chemerow	21,250	-	101,250	-	122,500
Ari Gendason	17,875	-	-	-	17,875
Jean M. Heggie	-	-	86,000	-	86,000
Brent D. Rosenthal	33,625	-	110,625	-	144,250

(1)	Amounts shown in this column reflect the annual aggregate dollar amount of all cash fees earned for 2022 services as a director, including annual retainer fees, committee and/or chairmanship fees.
(2)

Amounts shown in this column reflect the grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), of DSUs granted for 2022 services under the 2014 Plan. For additional information regarding the assumptions underlying this calculation please see Note 2 and Note 10 of “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K filed with the SEC on March 16, 2023. The DSUs were granted on July 14, 2022, and vested on July 14, 2023, the earlier of one year from the date of grant or one day prior to the next annual shareholder meeting, for general board service. Further information on the DSUs granted to our non-employee directors for 2022 services is presented in the table below:

	Annual Fixed Equity Grant		Regular Board Fees
	Shares of Common Stock Subject to DSUs	Grant Date Fair Value per Share	Shares of Common Stock Subject to DSUs	Grant Date Fair Value per Share
Name	(#)	($)	(#)	($)
Will T. Black	13,158	3.80	26,030	1.28
David Chemerow	13,158	3.80	34,197	1.50
Jean M. Heggie	13,158	3.80	28,113	1.28
Brent D. Rosenthal	13,158	3.80	34,593	1.75

(3)

As of December 31, 2022, the aggregate number of outstanding stock awards held by each of our non-employee directors was as follows: with respect to unvested DSUs, 13,158 by each of Will T. Black, David Chemerow, Jean M. Heggie and Brent D. Rosenthal; with respect to vested DSUs for which settlement is deferred, 26,030 by Will T. Black, 55,640 by David Chemerow, 28,113 by Jean M. Heggie and 64,053 by Brent D. Rosenthal. All outstanding equity awards held by Mr. Bradley as of December 31, 2022, including awards granted in respect of his service on the Board, are reported in the Outstanding Equity Awards at Fiscal Year End table.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Any waivers of any provision of this code for our directors or officers may be granted only by the Board or a committee appointed by the Board. Any waivers of any provisions of this code for an employee or a representative may be granted only by our executive chairman or chief financial officer. We will provide any person, without charge, a copy of this code. Requests for a copy of the code may be made by writing to RiceBran Technologies at 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375, Attention: Secretary. The Code of Business Conduct and Ethics is also available on our website at www.ricebrantech.com/investors/annual-meeting.

Our Board has not adopted any practices or policies regarding the ability of our employees or directors, or any of their designees, to engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

APPROVAL OF THE RICEBRAN TECHNOLOGIES THIRD AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE 2014 PLAN

We maintain the RiceBran Technologies Second Amended and Restated 2014 Equity Incentive Plan, as amended from time to time, (2014 Plan) to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering our employees an opportunity to participate in our future performance through the grant of awards. The 2014 Plan is the only equity incentive plan through which we grant equity or equity-based awards. After careful consideration, the Board is requesting that our shareholders approve an amendment and restatement of the 2014 Plan to (i) increase the number of shares of Common Stock authorized for issuance under the 2014 Plan from 1,230,000 shares to 1,730,000 shares, an increase of 500,000 shares (Third Amendment and Restatement). The Third Amendment and Restatement would not make any other changes to the 2014 Plan. If approved by our shareholders, the Third Amendment and Restatement would become effective on October 16, 2023.

In August 2022, our board of directors approved a 1 for 10 reverse split of our Common Stock. Our Common Stock began trading on a post-split basis on August 26, 2022. All share and per share information described in this Proposal 2 has been retrospectively adjusted for all prior periods presented giving retroactive effect to the reverse stock split.

The 2014 Plan was originally approved by our shareholders on August 19, 2014. A total of 160,000 shares of Common Stock were initially reserved for issuance under the 2014 Plan. In June 2017, our shareholders approved an increase to the number of shares of Common Stock reserved for issuance under the 2014 Plan by 170,000 shares. In June 2018, shareholders approved an increase to the number of shares of Common Stock reserved for issuance under the 2014 Equity Plan by 300,000 shares. In June 2020, shareholders approved the amendment and restatement of the 2014 Plan to remove certain vesting restrictions on awards under the 2014 Plan and to extend the term of the 2014 Plan such that, unless earlier terminated by the Board, the 2014 Plan will terminate on June 16, 2030. In July 2022, shareholders approved an amendment and restatement of the 2014 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 600,000 shares, for an aggregate total of 1,230,000 shares, and to remove certain individual award limitations. The Board approved the amendment and restatement of the 2014 Plan that is subject to this Proposal 2 on August 10, 2023, subject to approval by our shareholders. As of August 30, 2023, (i) 159,349 shares remained available for future awards under the 2014 Plan, (ii) 133,768 shares of our Common Stock were subject to outstanding stock options under the 2014 Plan, which options had a weighted average exercise price of $5.72 per share and a weighted average remaining contractual life of 4.8 years, (iii) 204,333 shares of our Common Stock were subject to issuance under outstanding restricted stock unit agreements under the 2014 Plan, and (iv) 732,550 shares of stock under the 2014 Plan were issued and outstanding.

The Board believes that it is in the best interests of the Company and our shareholders for the shareholders to approve the proposed increase in shares available for grant under the 2014 Plan. The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in the Company. In addition, equity awards are an important contributor to aligning the incentives of our employees with the interests of our shareholders. The Board also believes equity awards are essential to attracting new employees. Competition for qualified employees that can further our success is intense. The Board believes that in order to remain competitive with other companies, we must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put us at a competitive disadvantage with respect to attracting and retaining qualified personnel.

Consequences of Failing to Approve the Third Amendment and Restatement

Shareholder approval of the proposed Third Amendment and Restatement is required under the rules of Nasdaq applicable to the Company. If the proposed Third Amendment and Restatement is not approved, it will not go into effect. Awards may continue to be made under the 2014 Plan until the shares remaining for awards under the 2014 Plan are exhausted. If that occurs, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align our employee compensation practices with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and the use of cash that might otherwise be reinvested in our businesses or returned to our shareholders.

Summary of the 2014 Plan

The following is a summary of the principal provisions of the 2014 Plan, as amended to reflect the Third Amendment and Restatement. This summary is qualified in its entirety by reference to the full text of the 2014 Plan, as proposed to be amended by the Third Amendment and Restatement, which is attached as Appendix A to this Proxy Statement. The following summary reflects the changes to the 2014 Plan that will occur if this Proposal 2 is approved.

The 2014 Plan provides for the award of both incentive stock options, which are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the Code), and nonqualified stock options, as well as for the award of stock appreciation rights or SARs, restricted stock awards or RSAs, and restricted stock units or RSUs. Pursuant to the 2014 Plan, incentive stock options may be granted only to our employees. We may grant all other types of awards to our employees, directors and consultants (each, a Participant).

Administration. The 2014 Plan will be administered by our compensation committee or by our Board acting in place of our compensation committee. Subject to the terms and conditions of the 2014 Plan, the administrator will have the authority, among other things, to select the persons to whom awards may be granted, construe and interpret the 2014 Plan, as well as to determine the terms of such awards and prescribe, amend and rescind the rules and regulations relating to the plan or any award granted thereunder. The 2014 Plan provides that the administrator may delegate its authority, including the authority to grant awards, to one or more executive officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our Board.

Eligibility. Our employees, consultants and directors, including non-employee directors, are eligible to participate in the 2014 Plan. As of August 30, 2023, there were 30 employees (including one employee director), one consultant and two non-employee directors who were eligible to participate in the 2014 Plan.

Securities to be Offered. As noted above, as of August 30, 2023, only 159,349 shares remained available for issuance under the 2014 Plan out of the 1,230,000 authorized for issuance under the 2014 Plan after giving effect to the prior amendments to the 2014 Plan. The Third Amendment and Restatement would increase the number of shares of our Common Stock available for awards under the 2014 Plan by 500,000 shares of Common Stock (Additional Shares). Accordingly, a total of 1,730,000 shares of Common Stock would be authorized to be issued under the 2014 Plan, which number also represents the maximum aggregate number of shares of Common Stock that may be issued under the 2014 Plan through incentive stock options. If an award under the 2014 Plan is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will again be available for new awards under the 2014 Plan. If the Third Amendment and Restatement is approved, 659,349 shares will be available for future grants under the 2014 Plan.

If shareholders approve the Third Amendment and Restatement, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the Additional Shares as soon as reasonably practicable following such approval.

Options. The 2014 Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code, and nonstatutory stock options (Nonstatutory Options) to purchase shares of our Common Stock at a stated exercise price.  Incentive stock options may only be granted to employees, including officers and directors who are also employees. The exercise price of stock options granted under the 2014 Plan must be at least equal to the fair market value of our Common Stock on the date of grant.  Incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% of the fair market value of our Common Stock on the date of grant. Subject to stock splits, recapitalizations or similar events, as amended, upon shareholder approval of this proposal, no more than 1,730,000 shares may be issued pursuant to the exercise of incentive stock options granted under the 2014 Plan.

Options may vest based on service or achievement of performance conditions, as determined by the administrator. The administrator may provide for options to be exercised only as they vest or to be immediately exercisable, with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under the 2014 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock is five years from the date of grant.

Restricted Stock Awards (RSAs). An RSA is an offer by us to grant or sell shares of our Common Stock subject to restrictions, which may lapse based on the satisfaction of service or achievement of performance conditions. The price, if any, of an RSA will be determined by the administrator. Holders of RSAs, unlike holders of options, will have the right to vote and any dividends or stock distributions paid pursuant to RSAs will be accrued and paid when the restrictions on such shares lapse. Unless otherwise determined by the administrator, vesting will cease on the date the participant no longer provides services to us and unvested shares may be forfeited to or repurchased by us.

Stock Appreciation Rights (SARs). An SAR provides for a payment, in cash or shares of our Common Stock, up to a specified maximum of shares, if determined by the administrator, to the holder based upon the difference between the fair market value of our Common Stock on the date of exercise and a predetermined exercise price, multiplied by the number of shares.  The exercise price of an SAR must be at least the fair market value of a share of Common Stock on the date of grant.  SARs may vest based on service or achievement of performance conditions.  SARs may not have a term that is longer than ten years from the date of grant.

Restricted Stock Units. RSUs represent the right to receive the value of shares of our Common Stock at a specified date in the future, and may be subject to vesting based on service or achievement of performance conditions and may be settled in cash, shares of our common stock or a combination of both.  No RSU may have a term that is longer than ten years from the date of grant. In this Proxy Statement, certain awards of RSUs, for which issuance of Common Stock under such awards, once vested, is deferred to the date the holder is no longer providing service, are referred to as DSUs.

Performance Awards. Performance awards granted pursuant to the 2014 Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of our Common Stock that may be settled in cash, property or by issuance of those shares, subject to the satisfaction or achievement of specified performance conditions.

Stock Bonus Awards. A stock bonus award provides for payment in the form of cash, shares of our Common Stock or a combination thereof, based on the fair market value of shares subject to such award as determined by the administrator. The awards may be granted as consideration for services already rendered, or at the discretion of the administrator, may be subject to vesting restrictions based on continued service or performance conditions.

Dividend Equivalents Rights. Dividend equivalent rights may be granted at the discretion of the administrator, and represent the right to receive the value of dividends, if any, paid by us in respect of the number of shares of our Common Stock underlying an award. Dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award and will be paid only when the underlying award has become fully vested. Dividend equivalent rights may be settled in cash, shares or other property, or a combination thereof as determined by the administrator.

In the event of a change of control of the Company, any or all outstanding awards may be (i) continued by the Company, if the Company is the successor entity; or (ii) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent awards, including, but not limited to a payment in cash or other right to acquire the same consideration paid to shareholders of the Company upon a change of control. In the event a successor corporation refuses to assume or substitute outstanding awards, then each such award will become fully vested and, as applicable, exercisable, immediately prior to the consummation of the proposed change of control. For purposes of the foregoing, any awards subject to outstanding performance-based criteria that are not assumed will be deemed earned and vested at 100% of target level (or based on actual achievement if greater) unless otherwise indicated in an applicable award agreement. Notwithstanding the foregoing, in the event of a change in control, any outstanding awards granted to our non-employee directors under the 2014 Plan will become vested and exercisable, as applicable, immediately prior to the consummation of the change in control.

Adjustment. In the event of a change in the number of outstanding shares of our Common Stock without consideration by reason of a stock dividend, extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation reclassification, spin-off or similar change in our capital structure, proportional adjustments will be made to the number of shares reserved for issuance under the 2014 Plan; the exercise prices, number and class of shares subject to outstanding options or SARs; the number and class of shares subject to other outstanding awards; and any applicable maximum award limits with respect to incentive stock options subject to any required action by the Board or our shareholders and compliance with applicable laws.

Clawback; Transferability. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our Board or required by law during the term of service of the participant, to the extent set forth in such policy or applicable agreement. Except in limited circumstances, awards granted under the 2014 Plan may generally not be transferred in any manner other than by will or by the laws of descent and distribution.

Amendment and Termination. Our Board or Compensation Committee may amend the 2014 Plan at any time, subject to shareholder approval as may be required. The 2014 Plan will terminate on June 16, 2030, unless it is terminated earlier by our Board. No termination or amendment of the 2014 Plan may adversely affect any then-outstanding award without the consent of the affected participant, except as is necessary to comply with applicable laws.

U.S. Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the 2014 Plan. This description is based on current law, which is subject to change, possibly retroactively. The tax treatment of a Participant in the 2014 Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of the Common Stock on the date of grant, SARs payable in cash, RSUs, and certain other awards that may be granted pursuant to the 2014 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants under the 2014 Plan

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of an option or SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income, subject to our withholding obligations for an employee, in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price of the award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (ISO Stock) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a Disqualifying Disposition), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash, if any, paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2014 Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a domestic relations order, but the 2014 Plan allows the Committee to permit the transfer of awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options, other than in the context of divorce, or SARs. However, the IRS has informally indicated that after a transfer of stock options, other than in the context of divorce pursuant to a domestic relations order, the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $17,000 per donee (for 2023, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Bonus Awards; Other Stock-Based or Cash-Based Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of Common Stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the Common Stock received.

A recipient of an RSA or Stock Bonus Award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Stock when it is received, reduced by any amount paid by the recipient; however, if the Common Stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to Company

Reasonable Compensation. In order for the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2014 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees. Our ability to obtain a deduction for amounts paid under the 2014 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

The grant of stock options and other awards under the 2014 Plan is subject to the discretion of the Compensation Committee. As of the date of this Proxy Statement, there has been no determination by the Compensation Committee with respect to future under the 2014 Plan, as amended by the Third Amendment and Restatement. Accordingly, future awards under the 2014 Plan are not determinable and no New Plan Benefits table has been provided.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive awards under the 2014 Plan. If the proposed amendment and restatement of the 2014 Plan is approved, such persons would potentially benefit from a larger number of shares being available for issuance under the 2014 Plan and could potentially receive a larger number of awards. The Board and Compensation Committee have the discretion to determine which eligible persons will receive awards under the 2014 Plan. As a result, future participation in the 2014 Plan by executive officers, directors and other employees is not determinable.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE RICEBRAN TECHNOLOGIES THIRD AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN.

PROPOSAL THREE

NON-BINDING ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and as required by Rule 14a-21, we are providing our shareholders with an opportunity to vote, on an advisory, non-binding basis, on a resolution to approve the compensation of our named executive officers for the year ended December 31, 2022. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.

In considering their vote, we encourage our shareholders to read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation program. As described under the heading “Compensation Philosophy,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. We discuss how our executive compensation policies and procedures implement our compensation philosophy. The Board and Compensation Committee believe that these policies and procedures are effective in implementing our compensation philosophy and are strongly aligned with the long-term interests of our shareholders.

We are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K, which includes the disclosures in the “Executive Compensation – Compensation Philosophy” section, the compensation tables, the narrative discussion and any related material disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, our Board unanimously recommends that our shareholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K.”

The say-on-pay vote is advisory, and therefore will not be binding on the Company, the Compensation Committee or the Board and neither our Compensation Committee nor our Board will be required to take any action as a result of the outcome of the vote. However, the Board and Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of this vote and the Compensation Committee will evaluate whether any actions are necessary to address such outcome. In accordance with the vote of the Company’s shareholders in 2019 regarding the frequency of future “say-on-pay” votes, the Board intends to hold this vote annually, and the next advisory vote on the frequency of future advisory votes to approve named executive officer compensation will occur in 2025.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

WithumSmith+Brown, PC (Withum) has been appointed by the Audit Committee as our registered public accountants for the year ending December 31, 2023. Shareholder ratification of Withum as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board is seeking such ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Withum as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2023. Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders. We do not expect a representative of Withum to be present at the Annual Meeting or otherwise be available to make a statement or respond to appropriate questions.

Recent changes in accounting firm

On August 21, 2023, the Audit Committee approved the appointment of Withum as our new independent registered public accounting firm commencing for the quarter ending September 30, 2023. Prior to engaging Withum on August 21, 2023, we had not consulted Withum regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with Withum regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Simultaneously with the appointment of Withum, on August 21, 2023, RSM US LLP (RSM) was dismissed as the independent registered public accounting firm for the Company. The decision to change audit firms from RSM to Withum was approved by the Audit Committee.

The reports of RSM on our consolidated financial statements as of and for the years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ending December 31, 2021 and 2022, and through June 30, 2023, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements.

During the years ending December 31, 2021 and 2022, and through June 30, 2023, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

We provided RSM with a copy of the auditor change disclosures prior to filing the disclosures in the Current Report on Form 8-K filed with the SEC on August 23, 2023, (Change 8-K) and requested RSM furnish a letter addressed to the Commission, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree. A copy of RSM’s letter is set forth in Item 4.01(a) is filed as Exhibit 16.1 to the Change 8-K.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firm for 2022 and 2021, RSM US LLP, Houston, Texas.

	2022	2021
Audit fees	$370,000	$340,000
Audit-related fees	26,000	26,000
Tax fees	-	-
All other fees	-	-
Total	$396,000	$366,000

Audit fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and the review of our financial statements included in our quarterly filings on Form 10-Q, as well as services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-related fees

Audit-related fees in 2022 and 2021 relate to consents and comfort letters provided in connection with filings on Form S-1 and Form S-3.

Tax fees

There were no tax fees in 2022 or 2021.

All other fees

There were no other fees in 2022 or 2021.

Pre-Approval Policies

Our Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services. All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM.

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the year ended December 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2022 (Audited Financial Statements) and management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The committee discussed with RSM US LLP, our former independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The committee also received the written disclosures and the letter from RSM US LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed with RSM US LLP the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors

David Chemerow, Chairman

Brent D. Rosenthal

OTHER INFORMATION

EXECUTIVE OFFICERS

Eric Tompkins, 62, has served as our director and executive chairman since June 2023, and has served as business unit leader of our milling operations since June 2021. Mr. Tompkins served as senior vice president of sales and business development from June 2020 to June 2021 and as senior vice president of business development from April 2019 to June 2020. Mr. Tompkins was president and chief executive officer of MGI Processing, LLC from March 2017 until we acquired that company in April 2019. He was director of sales for Ardent Mills from 2014 to 2017. From 1987 to 2014, Mr. Tompkins held various positions at Con Agra Brands, Inc. (NYSE: CAG), lastly as director of national account sales and initially in grain procurement and risk management. Mr. Tompkins graduated from the University of Colorado with a Bachelor of Arts in Economics and a Bachelor of Arts in International Affairs. He received his Master of International Management from the Thunderbird-American Graduate School of International Management.

William J. Keneally, 61, has served as our interim chief financial officer since April 2023 under a consulting services agreement with TechCXO, LLC; TechCXO Florida, LLC; TechCXO Tennessee, LLC; TechCXO Texas, LLC d/b/a CXO Partners. From March 2023 to the present and August 2018 to May 2022, Mr. Keneally has been a partner of TechCXO, LLC, a provider of C-suite executive services. From February 2020 to the present, Mr. Keneally has been founder and chief financial officer of Spades SBC whose mission is to significantly increase global planting and growing of trees so to mitigate client change efficiently and effectively. From June 2022 to February 2023, Mr. Keneally served as chief accounting officer of Flutterwave, Inc., a venture-backed, African-focused, payments and other solutions technology provider with approximately 50 global subsidiaries. From April 2013 to June 2015, Mr. Keneally served as chief financial officer of CTPartners Executive Search, Inc. On November 12, 2015, the Court of Chancery of the State of Delaware appointed a receiver for CTPartners Executive Search Inc. Mr. Keneally is an inactive New York State certified public accountant and received his Bachelor of Business Administration – Accounting Concentration from the University of Notre Dame.

EXECUTIVE COMPENSATION

In August 2022, our board of directors approved a 1 for 10 reverse split of our Common Stock. Our Common Stock began trading on a post-split basis on August 26, 2022. All share and per share information described in this Other Information section has been retrospectively adjusted for all prior periods presented giving retroactive effect to the reverse stock split.

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a summary compensation table and an outstanding equity awards at fiscal year end table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our principal executive officer, who was our executive chairman, and our two other most highly compensated executive officers other than our principal executive officer, if any. For 2022, our “named executive officers” were:

●	Peter G. Bradley, Former Director and Executive Chairman; and
●	Todd T. Mitchell, Former Chief Operating Officer and Chief Financial Officer.

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our named executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components: (i) establish competitive base salaries to attract qualified talent, and (ii) evaluate performance and grant performance-based bonuses that may include equity and cash components. Our goal is to establish executive compensation levels to allow us to remain competitive in our industry and to attract and retain executives of a high caliber. Similarly, we strive to align components of annual compensation to performance and achievement of our business objectives in an effort to retain highly motivated executives who are focused on performance. We review other public reports and consider the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels. Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and determination of compensation levels.

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid to our named executive officers for services rendered to us in all capacities during 2022 and 2021.

						Nonequity
				Option	Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position (1)	Year	($)	($)	($)	($) (2) (3) (4)	($) (5)	($)	($)

Peter G. Bradley, Former Director and	2022	235,000	-	-	628,882	-	-	863,882
Executive Chairman	2021	180,000	-	-	318,055	-	-	498,055

Todd T. Mitchell, Former Chief Operating	2022	275,000	-	-	449,513	-	-	724,513
Officer and Chief Financial Officer	2021	265,000	-	-	75,000	20,000	-	360,000

(1)

Reflects the positions held by our named executive officers as of December 31, 2022. Mr. Mitchell resigned from his position with the Company in April 2023 and Mr. Bradley resigned from his position in June 2023.

(2)

Amounts in this column reflect the grant date fair value of share and share-based awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718 and the SEC rules. The assumptions underlying these calculations are described in Note 2 and Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for 2022 filed with the SEC on March 16, 2023.

(3)

For 2022, amounts in this column relate to awards of RSUs (including DSUs) granted under the 2014 Plan, which awards are discussed further in the “Narrative Disclosure to the Summary Compensation Table” section below. A portion of the amount included in this column for Mr. Bradley is attributable to an award of 13,158 DSUs granted to Mr. Bradley on July 14, 2022, as compensation for his service on the Board. The grant date fair value associated with this DSU award was calculated in the manner described in Note 2 above. For 2022, the amounts in this column also include the December 2021 RSU award to Mr. Mitchell of 100,000 RSUs, as discussed further in the “Narrative Disclosure to the Summary Compensation Table” section below, because the award was considered contingently granted in 2021 and did not have a grant date fair value under FASB ASC Topic 718 until 2022, when the contingency was resolved on July 14, 2022.

(4)

For 2021, amounts in this column relate to awards of Common Stock and RSUs (including DSUs) granted under the 2014 Plan, which awards are discussed further in the “Narrative Disclosure to the Summary Compensation Table” section below. A portion of the amount included in this column for Mr. Bradley is attributable to an award of 4,587 DSUs granted to Mr. Bradley on June 16, 2021, as compensation for his service on the Board. The grant date fair value associated with this DSU award was calculated in the manner described in Note 2 above. For 2021, the amounts in this column exclude the December 2021 RSU Board award to Mr. Mitchell of 100,000 RSUs, as discussed further in the “Narrative Disclosure to the Summary Compensation Table” section below, because the award was considered contingently granted in 2021 and thus did not have a grant date fair value under FASB ASC Topic 718 until 2022, when the contingency was resolved on July 14, 2022.

(5)

For 2021, the amount in this column reflects payments made to Mr. Mitchell pursuant to our bonus plan applicable to senior officers, which contains written performance objectives that were communicated to Mr. Mitchell at the beginning of 2021. Such amount was paid to Mr. Mitchell in 2022.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements we had with each of the named executive officers and the other compensation received by the named executive officers during 2022. All Common Stock, stock option, and RSU grants (including DSU grants) described below were made pursuant to the 2014 Plan.

Peter G. Bradley, Former Executive Chairman

Mr. Bradley was initially employed by us when he was appointed executive chairman of the Board effective August 14, 2020. He served as a non-employee director of our Board from July 2019 until August 14, 2020. We entered into an offer letter with Mr. Bradley on August 12, 2020, governing the terms of his employment as our executive chairman (Offer Letter). Pursuant to the Offer Letter, the nature of Mr. Bradley’s employment was at-will and his employment continued until either the Company or Mr. Bradley elected to terminate the Offer Letter. Mr. Bradley resigned in June 2023.

Under the Offer Letter, Mr. Bradley was entitled to receive an annual cash salary of $180,000, an annual cash bonus award and stock grants under the 2014 Plan with a value of $10,000 for each month of his service. Whether any bonus award was earned by Mr. Bradley was determined in the complete discretion of the Board. We do not maintain a formal bonus plan, but historically, the Board has considered both individual and Company performance in determining whether annual bonuses have been earned. The Board determined that no annual bonus was earned by Mr. Bradley for 2022 or 2021. Effective February 1, 2022, Mr. Bradley’s annual cash salary increased from $180,000 to $240,000 and the monthly stock grant value decreased from $10,000 to $5,000. Additionally, Mr. Bradley was eligible under the Offer Letter to participate in the benefit plans and programs we made available to similarly situated employees from time to time.

The monthly stock grant Mr. Bradley received was in the form of shares of Common Stock for his service from January 2021 through November 2021 and in the form of DSUs for his service from December 2021 through December 2022. Each Common Stock and DSU award was fully vested on the applicable date of grant. The number of shares of Common Stock awarded or subject to a DSU, as applicable, was determined based on the weighted average closing price of our Common Stock for the ten (10) trading days prior to the applicable date of grant.

Mr. Bradley received awards of RSUs and DSUs during 2022 in addition to the stock awards granted pursuant to the Offer Letter as described above. In March 2022, the Board granted Mr. Bradley 36,585 RSUs contingent upon shareholders approving an increase in the shares available for issuance under the 2014 Plan. Half of the RSUs vested on March 4, 2023, and the remainder were to vest on March 4, 2024, subject to Mr. Bradley’s continued employment through the applicable vesting date. In March 2022, the Board also granted Mr. Bradley 100,000 DSUs contingent upon shareholders approving an increase in the shares available for issuance under the 2014 Plan. The DSUs vested as to 20% of the units March 4, 2023, and were to vest on March 4th of each of 2024, 2025, 2026 and 2027, subject to Mr. Bradley’s continued employment through the applicable vesting date. In July 2022, as compensation for his services as a director, the Board granted Mr. Bradley 13,158 DSUs which were to vest on the earlier of July 14, 2023, or one day prior to the next annual meeting of shareholders, subject to Mr. Bradley’s continued employment, or board service, through the vesting date.

Shareholders approved the increase in shares available under the 2014 Plan on July 14, 2022, and the grant date fair value reflected in the Summary Compensation Table above with respect to the awards granted contingent upon the increase was on July 14, 2022, the date the contingency was resolved under FASB ASC Topic 718.

Todd T. Mitchell, Former Chief Operating Officer and Chief Financial Officer

Mr. Mitchell was initially employed by us in May 2019, appointed chief financial officer effective July 1, 2019, and appointed chief operating officer effective December 7, 2021. We entered into an employment agreement with Mr. Mitchell on May 28, 2019, governing the terms of his employment (Employment Agreement). Pursuant to the Employment Agreement, the term of Mr. Mitchell’s employment renewed automatically for successive one-year terms unless either party notified the other party in writing at of the then-effective term of such party’s intention not to renew the agreement. Mr. Mitchell resigned in April 2023.

Under the Employment Agreement, Mr. Mitchell was entitled to receive an annual base salary of $235,000. Mr. Mitchell’s salary was increased from $235,000 to $275,000 effective April 1, 2021. Mr. Mitchell was eligible to participate in any bonus program that we adopted applicable to our senior officers. Mr. Mitchell was eligible to earn an annual cash bonus of up to 40% of his annual base salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee. The Compensation Committee determined that Mr. Mitchell earned an annual bonus of $20,000 for 2021 which was paid in 2022 and determined that no bonus was earned by Mr. Mitchell during 2022.

In December 2022, we entered into a retention agreement with Mr. Mitchell (Retention Agreement) under which he was eligible to receive a cash bonus payment of $137,500, if he remained employed through June 30, 2023, or if he was terminated without cause prior to June 30, 2023.

Under the Employment Agreement, Mr. Mitchell was eligible to receive equity awards at the discretion of the Board or the Compensation Committee. In March 2022, the Board granted Mr. Mitchell 18,293 RSUs contingent upon shareholders approving an increase in the number of shares available for issuance under the 2014 Plan. As noted above, such increase was approved by the shareholders on July 14, 2022. Half of the RSUs vested on March 4, 2023, and the remainder were to vest on March 4, 2024, subject to Mr. Mitchell’s continued employment through such date.

In February 2021, the Board granted Mr. Mitchell 7,812 RSUs. Half of the RSUs vested on February 26, 2022, and the remainder vested on February 26, 2023. In December 2021, the Board granted Mr. Mitchell 100,000 RSUs. The RSUs were to vest in full if a change of control of the Company occurred prior to December 31, 2026, provided that Mr. Mitchell remained in continuous service to the Company through the change of control date. However, if our shareholders approved an expansion of the shares available for issuance under the 2014 Plan prior to December 15, 2022, then the RSUs vested 20% on December 15, 2022, and 20% December 15, 2023, and were to vest 20% on December 15th of each of 2024, 2025 and 2026, subject to Mr. Mitchell’s continuous employment through each such date. Because the award was considered contingently granted under FASB ASC Topic 718, no grant date fair value was associated with the award during 2021, and thus no amounts related to this award are reflected in the Summary Compensation Table until 2022, when the contingency was resolved.

Equity Compensation Arrangements – 2014 Plan

The Board originally adopted the 2014 Plan in June 2020, after it was approved by our shareholders. As of December 31, 2022, the total shares of Common Stock authorized for issuance under the 2014 Plan, as amended, was 1,230,000 shares. Under the terms of the 2014 Plan, we may grant stock options, shares of Common Stock and other share-based awards to officers, directors, employees or consultants providing services on such terms as are determined by the Board. The Board administers the plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients. The options granted under the 2014 Plan have terms of up to 10 years. As of December 31, 2022, awards for the issuance or purchase of 1,088,457 shares of Common Stock had been granted and remain outstanding (including common stock options, Common Stock, RSUs (including DSUs)) and 141,543 shares of Common Stock were reserved for future grants under the 2014 Plan.

Pension Benefits

Our named executive officers were eligible to participate in a defined contribution retirement plan qualified under subsection 401(k) of the Internal Revenue Code (401(k) Plan) in 2022. Named executive officers participating in the 401(k) Plan did not receive contributions from the Company into the 401(k) Plan in 2022. None of our named executive officers are currently covered by any other pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. As of December 31, 2022, Mr. Bradley held DSUs, issued as compensation for his service as a director which are discussed in “Director Compensation.” These DSUs were nonqualified deferred compensation awards.

Outstanding Equity Awards

The following table provides information as of December 31, 2022, regarding outstanding equity awards held by each of our named executive officers. Each of our named executive officers terminated employment and/or service with the Company in 2023.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (# Exercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (11)	Market Value of Shares or Units of Stock That Have Not Vested ($) (12)
Peter G. Bradley	(1)					7,812	5,781
	(2)	-	-	-	-	13,158	9,737
	(3)	-	-	-	-	36,585	27,073
	(4)					100,000	74,000
Todd T. Mitchell	(5)	-	-	-	-	3,907	2,891
	(6)	-	-	-	-	18,293	13,537
	(7)	-	-	-	-	80,000	59,200
	(8)	6,718	782	29.00	5/28/2029	-	-
	(9)	4,310	4,310	12.30	1/28/2030	-	-
	(10)	1,100	1,100	11.10	3/31/2030	-	-

(1)	Represents shares subject to RSUs. Unvested units vested on February 26, 2023.
(2)

Represents shares subject to DSUs. Unvested units were to vest the earlier of July 14, 2023, or one day prior to the next annual shareholder meeting, subject to Mr. Bradley’s continued employment or service to the Company through the applicable date.

(3)

Represents shares subject to RSUs. Unvested units vested 50% on March 4, 2023, and were to vest 50% on March 4, 2024, subject to Mr. Bradley’s continued employment or service to the Company through that vesting date.

(4)

Represents shares subject to DSUs. Unvested units vested 20% on March 4, 2023, and were to vest 20% on March 4th of each of 2024, 2025, 2026 and 2027, subject to Mr. Bradley’s continued employment or service to the Company through each applicable vesting date.

(5)	Represents shares subject to RSUs. Unvested units vested on February 26, 2023.
(6)

Represents shares subject to RSUs. Unvested units vested 50% on March 4, 2023 and were to vest 50% on March 4 2024, subject to Mr. Mitchell’s continued employment with the Company through that vesting date.

(7)

Represents shares subject to RSUs. Unvested units were to vest 25% on December 15th of each of 2023, 2024, 2025 and 2026, subject to Mr. Mitchell’s continued employment with the Company through each applicable vesting date.

(8)

Unvested options vested and became exercisable 20% on each of January 28, 2023, February 28, 2023 and March 28, 2023, and were to vest and become exercisable 20% on each of April 28, 2023 and May 28, 2023, subject to Mr. Mitchell’s continued employment with the Company through each applicable vesting date.

(9)

Unvested options vested and became exercisable 50% on January 24, 2023, and were to vest and become exercisable 50% on January 28, 2024, subject to Mr. Mitchell’s continued employment with the Company through that applicable vesting date.

(10)

Unvested options vested and became exercisable 50% on March 31, 2023, were to vest and become exercisable 50% on March 31, 2024, subject to Mr. Mitchell’s continued employment with the Company through the applicable vesting date.

(11)

This table excludes 50,889 of vested DSUs held by Mr. Bradley as of December 31, 2022, for which settlement was deferred until the date Mr. Bradley was no longer providing services to the Company. The market value of the vested DSUs as of December 31, 2022, was $37,658, which amount was calculated by multiplying the number of shares underlying the vested DSUs by $0.74, the closing price of our Common Stock on December 30, 2022, the last trading day of 2022.

(12)

Amounts in this column were calculated by multiplying the number of shares underlying the unvested awards by $0.74, the closing price of our Common Stock on December 30, 2022, the last trading day of 2022.

Termination and Change in Control Arrangements

The Employment Agreement with Mr. Mitchell required us to provide compensation to him upon certain qualifying terminations of his employment with us or upon a termination of his employment for any reason within a certain period before or after a change in control of the Company. The Offer Letter with Mr. Bradley did not provide for payments upon a termination of Mr. Bradley’s employment or upon the occurrence of a change in control.

In addition to the consideration described above, the amount of compensation payable to Mr. Mitchell for termination or a change of control under the Employment Agreement and Retention Agreement is discussed below.

Termination Without Cause, for Good Reason, or due to Death. In the event employment was terminated (i) by us other than for Cause, (ii) by the employee for Good Reason, or (iii) due to the employee’s death, Mr. Mitchell was entitled to a cash lump sum payment in an amount equal to the current base annual salary he would have been paid during the 90-day period following such termination. Further, under the Retention Agreement, Mr. Mitchell was eligible for a cash bonus of $137,500, if he remained employed through June 30, 2023, or if he was terminated without cause prior to June 30, 2023.

Termination in Connection with a Change of Control. In the event that Mr. Mitchell resigned or was terminated within sixty days before and ninety days after a Change of Control, Mr. Mitchell was entitled to a cash lump sum payment in an amount equal to the current base annual salary he would have been paid during the 270-day period following such termination.

For purposes of the Employment Agreement:

“Cause” was defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for thirty days following written notice of breach, (ii) the employee has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) the employee has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) employee habitually misuses alcohol, drugs, or any controlled substance, (v) the employee breaches his proprietary information agreement, or (vi) the employee fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, was defined as (i) any material breach by us of any provision of the employee’s employment agreement; (ii) a material reduction of the employees duties or responsibilities, or the assignment of duties or responsibilities that are not consistent or commensurate with his position at the time the employee entered into the agreement or (iii) any reduction of the employee’s base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

“Change of Control” meant any of the following events: (x) the consummation of a merger or consolidation of the Company with any other entity which results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) the sale or other transfer in one or more transactions not in the ordinary course of the Company’s business or personal property assets constituting more than fifty percent (50%) of the personal property assets of the Company and its subsidiaries (taken as a whole) to any such person or group of persons; provided, however, that the sale of the assets or equity interests of any subsidiary of the Company shall not constitute a Change of Control.

In addition to compensation otherwise payable to Mr. Bradley and Mr. Mitchell, regardless of the circumstances of Mr. Bradley’s or Mr. Mitchell’s termination of employment, they were entitled to receive amounts earned during the term of their employment. Such amounts include: the portion of their current annual base salary and bonuses which have accrued through the date of termination but remain unpaid and payment for accrued but unused vacation.

Further, certain awards granted to our named executive officers under the 2014 Plan provided for accelerated vesting in the event of a Change of Control Transaction that occurred prior to a certain date. If a Change of Control Transaction occurred prior to the Outside Date described in the table below, so long as the holder of the award remained in continuous service with the Company through the consummation of the Change of Control Transaction, 100% of the unvested units awarded were to vest immediately upon the consummation of such Change of Control Transaction The following table lists the awards held by our named executive officers that were outstanding as of December 31, 2022, which contained this provision for potential accelerated vesting in the event of a Change of Control Transaction:

Holder	Type of Award	Units That Have Not Vested as of December 31, 2022 (#)	Date of Award	Outside Date
Peter G. Bradley	RSU	36,585	March 4, 2022	March 4, 2024
Todd T. Mitchell	RSU	18,293	March 4, 2022	March 4, 2024
Peter G. Bradley	DSU	100,000	March 4, 2022	March 4, 2027
Todd T. Mitchell	RSU	80,000	December 15, 2021	December 31, 2026

For purposes of the 2014 Plan, a “Change of Control Transaction” means the occurrence of any of the following: (a) acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board, calculated on a fully diluted basis after giving effect to such acquisition; (b) election of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) members of the Board on the effective date and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date; provided that any person nominated for election by a Board at least two-thirds of which consisted of persons described in clauses (i) or (ii) or by persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of persons described in clause (i); (c) sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person.

Pay Versus Performance Disclosure

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of 2022 and 2021. The table below summarizes (i) the compensation values for our principal executive officer (PEO) and the average compensation values for our non-PEO named executive officers (non-PEO NEOs) reported in the Summary Compensation Table as compared to the “Compensation Actually Paid,” calculated pursuant to the applicable rules and (ii) our financial performance for 2022 and 2021.

Year (a)	Summary Compensation Table Total for PEO (b) (1)	Compensation Actually Paid to the PEO (c) (1)	Average Summary Compensation Table Total for Non-PEO NEOs (d) (2)	Average Compensation Actually Paid to Non-PEO NEOs (e) (2)	Value of Initial Fixed Investment Based on Total Shareholder Return (f)	Net Income (Loss) (g)

2022	$863,882	$398,442	$724,513	$306,001	$12	$(7,858,000)
2021	498,055	395,823	360,000	228,686	57	(8,949,000)

(1)	Peter G. Bradley was our PEO for each of 2022 and 2021. Amounts added to or subtracted from the Summary Compensation Table total to calculate Compensation Actually Paid are detailed below.

	2022	2021
Summary Compensation Table totals	$863,882	$498,055
Equity Award Related Adjustments - Add (Subtract)
Fair value of equity awards granted during the year	(628,882)	(318,055)
Fair value at year end of equity awards granted during the year	110,810	70,540
Fair value as of the vesting date of equity awards granted and vested during the same year	59,860	118,054
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(21,486)	-
Change in fair value of equity awards granted in prior years that vested during the year	14,258	27,229
Total equity award related adjustments	(465,440)	(102,232)
Compensation Actually Paid	$398,442	$395,823

(2)

Todd T. Mitchell was our only Non-PEO NEO for each of 2022 and 2021. Amounts added to or subtracted from the Summary Compensation Table totals to calculate Average Compensation Actually Paid are detailed below.

	2022	2021
Summary Compensation Table totals	$724,513	$360,000
Equity Award Related Adjustments - Add (Subtract)
Fair value of equity awards granted during the year	(449,513)	(75,000)
Fair value at year end of equity awards granted during the year	72,810	27,267
Fair value as of the vesting date of equity awards granted and vested during the same year	16,000	-
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(16,367)	(58,264)
Change in fair value of equity awards granted in prior years that vested during the year	(41,442)	(25,317)
Total equity award related adjustments	(418,512)	(131,314)
Average Compensation Actually Paid	$306,001	$228,686

The compensation actually paid to our PEO in 2022 and 2021was $398,442 and $395,823 and average compensation actually paid to our Non-PEO NEOs was $306,001 and $228,686 while our net loss was $7,858,000 and $8,949,000 and the value of an initial fixed investment of $100 based on total shareholder loss was $12 and $57 as of December 31, 2022 and 2021. See “Executive Compensation—Compensation Philosophy” and “Executive Compensation—Narrative Disclosure to Summary Compensation Table” above for more information on how the Compensation Actually Paid to our NEOs is determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 30, 2023, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors and director nominees, (iii) each of the named executive officers, and (iv) all directors and current executive officers as a group. For purposes of this section, “named executive officers” shall mean: (i) each person who served as our principal executive officer during 2022; (ii) the two (2) most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of December 31, 2022, if any; and (iii) up to two (2) additional individuals for whom disclosure would have been provided in the table below, but for the fact that such persons were not serving as executive officers as of December 31, 2022.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares of Common Stock issuable upon exercise or conversion of options and warrants that are currently exercisable or are exercisable within sixty days after August 30, 2023, and shares underlying RSUs (including DSUs) vesting within sixty days after August 30, 2023, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage (1)
Peter G. Bradley	158,129	2.39%
David Chemerow (2)	124,965	1.86%
William J. Keneally (3)	100,000	1.49%
Todd T. Mitchell	68,085	1.03%
Brent D. Rosenthal (4)	145,458	2.17%
Eric Tompkins (5)	45,618	*
All directors and executive officers as a group (4 persons) (6)	416,041	6.02%
*	less than 1%

(1)	The applicable percentage of ownership is based on 6,607,776 shares of our Common Stock outstanding as of August 30, 2023.
(2)	Includes 98,442 shares underlying DSUs. Includes 26,033 shares held by the David I. Chemerow 1992 Trust.
(3)	Includes 100,000 shares issuable upon exercise of options.
(4)	Includes 103,891 shares underlying DSUs.
(5)	Includes 4,275 shares issuable upon exercise of options.
(6)	Includes 104,275 shares issuable upon exercise of options and 202,333 shares underlying DSUs.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2022, certain information with respect to the 2014 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)(3)
Equity compensation plans approved by shareholders	646,842	$19.10	141,543
Equity compensation plans not approved by shareholders	-	-	-
Total	646,842	$19.10	141,543

(1)

This amount reflects the number of shares of Common Stock to be issued upon vesting of 201,028 RSUs, excluding DSUs, 390,515 shares of Common Stock subject to DSUs, 224,725 of which are vested, but for which settlement is deferred to the date the holder is no longer providing service to the Company and 55,299 shares of Common Stock to be issued upon the exercise of stock options.

(2)	The weighted-average exercise price excludes shares underlying RSUs (including DSUs), which do not have an exercise price.
(3)	Represents shares reserved for future issuance under the 2014 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of our total assets at the end of our last two completed fiscal years, and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family (as the term is defined by Item 401 of Regulation S-K), had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction). Each Related Party Transaction that occurred since January 1, 2021, if any, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation,” “Director Compensation” and “Director Compensation Table”, we believe that there have been no Related Party Transactions since January 1, 2021.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, our executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for 2022, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except the reports described below.

Delinquent Section 16(a) Reports

The following reports were not submitted in time pursuant to Section 16(a) in 2022: a Form 4 reporting two DSU awards for each of Will T. Black, David Chemerow, Jean M. Heggie and Brent D. Rosenthal; a Form 4 reporting Common Stock issued upon vesting of an RSU, a Form 4 reporting three DSU awards and one RSU award for Peter G. Bradley and two Form 4s reporting Common Stock issued upon vesting of RSUs and a Form 4 reporting one RSU award for Todd T. Mitchell.

OTHER BUSINESS

Our management knows of no other business to be brought before the 2023 Annual Meeting of Shareholders. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the year ended December 31, 2022, without charge, by writing to William J. Keneally, our corporate secretary, at our principal executive offices at 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375.

By Order of the Board of Directors,

/s/ William J. Keneally
William J. Keneally
Secretary
Tomball, Texas
August 31, 2023

APPENDIX A

RICEBRAN TECHNOLOGIES

THIRD AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

As amended and restated effective ________________, subject to approval of shareholders on October 16, 2023

1.           PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.            SHARES SUBJECT TO THE PLAN.

2.1.         Number of Shares Available.  Subject to Section 2.5 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 1,730,000 Shares.

2.2.         Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3          Minimum Share Reserve.  At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.          ISO Limitation.  No more than 1,730,000 Shares shall be issued pursuant to the exercise of ISOs (as defined below) under the Plan.

2.5.         Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5 will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.          ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.          ADMINISTRATION.

4.1.          Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors.  The Committee will have the authority to:

(a)          construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)          prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)          select persons to receive Awards;

(d)         determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)          determine the number of Shares or other consideration subject to Awards;

(f)          determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)        determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)          grant waivers of Plan or Award conditions;

(i)           determine the vesting, exercisability and payment of Awards;

(j)           correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)          determine whether an Award has been vested and/or earned;

(l)           determine the terms and conditions of any, and to institute any Exchange Program;

(m)         reduce, waive or modify any criteria with respect to Performance Factors;

(n)          adjust Performance Factors;

(o)         adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p)          exercise discretion with respect to Performance Awards;

(q)          make all other determinations necessary or advisable for the administration of this Plan; and

(r)         delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law.

4.2.         Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3.         Section 16 of the Exchange Act.  Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4.         Documentation.  The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.        Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries or Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to:  (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.           OPTIONS.  An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable.  The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.         Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.          Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.         Exercise Period.  Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.          Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.         Method of Exercise.  Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.         Termination of Service.  If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)        Death.  If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)         Disability.  If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c)        Cause.  If the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options.  Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7.         Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.         Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.         Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10.       No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.           RESTRICTED STOCK AWARDS.  A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.        Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.         Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.         Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.          Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.           STOCK BONUS AWARDS.  A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.         Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.         Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.         Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.          STOCK APPRECIATION RIGHTS.  A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.1.          Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.         Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.          Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4.          Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.         RESTRICTED STOCK UNITS.  A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  All RSUs shall be made pursuant to an Award Agreement.

9.1.          Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.          Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3.          Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.        PERFORMANCE AWARDS.  A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof.  Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1.     Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a)         Performance Shares.  The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)         Performance Units.  The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)          Cash-Settled Performance Awards.  The Committee may grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2.      Terms of Performance Awards.  Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period.  The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares.  Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3.        Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.        PAYMENT FOR SHARE PURCHASES.  Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)          by cancellation of indebtedness of the Company to the Participant;

(b)         by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)         by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d)        by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)          by any combination of the foregoing; or

(f)          by any other method of payment as is permitted by applicable law.

12.          GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1.        Grant and Eligibility.  Awards under the Plan may be granted to Non-Employee Directors may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2.        Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3.        Election to Receive Awards in Lieu of Cash.  A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee.  Such Awards shall be issued under the Plan.  An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13.          WITHHOLDING TAXES.

13.1.        Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.  Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2.       Stock Withholding.  The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.  The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

14.       TRANSFERABILITY.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate.  All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant, or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

15.          PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1.       Voting and Dividends.  No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award.  In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested.  After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares.  The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2.        Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.         CERTIFICATES.  All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.         ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.          REPRICING; EXCHANGE AND BUYOUT OF AWARDS.  Without prior shareholder approval, the Committee may not (a) reprice Options or SARs or (b) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.         SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.         NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21.          CORPORATE TRANSACTIONS.

21.1.        Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be (a) continued by the Company, if the Company is the successor entity; or (b) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor corporation refuses to assume, substitute or replace any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award shall become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon shall lapse, immediately prior to the consummation of the Corporation Transaction.  Performance Awards not assumed pursuant to the foregoing shall be deemed earned and vested based on the greater of actual performance (if determinable) or 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement.

If an Award vests in lieu of assumption or substitution in connection with a Corporate Transaction as provided above, the Committee will notify the holder of such Award in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration.  Any determinations by the Committee need not treat all outstanding Awards in an identical manner, and shall be final and binding on each applicable Participant.

21.2.       Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.  Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3.       Non-Employee Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.          ADOPTION AND SHAREHOLDER APPROVAL.  This Plan will be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.           TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan originally became effective on the Effective Date and will terminate on June 16, 2030.  This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of California (excluding its conflict of laws rules.

24.           AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.  No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25.         NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.         INSIDER TRADING POLICY.  Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27.         ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.  All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.          DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1.       “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

28.2.       “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

28.3.       “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4.       “Board” means the Board of Directors of the Company.

28.5.      “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (a) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (b) unauthorized disclosure or use of the Company’s confidential or proprietary information or trade secrets, (c) misappropriation of a business opportunity of the Company, (d) materially aiding Company competitor, (e) a conviction or plea of nolo contendere to a felony or crime involving moral turpitude, (f) failure or refusal to attend to the duties or obligations of the Participant’s position (g) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (h) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company.  The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant.  This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 20 above.  Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.

28.6.        “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.7.      “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.8.        “Company” means RiceBran Technologies, a California corporation, or any successor corporation.

28.9.       “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.10.     “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.  For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.11.     “Director” means a member of the Board.

28.12.     “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.13.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.14.     “Effective Date” means June 23, 2014.

28.15.    “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.16.     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.17.     “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced, each as described in Section 18.

28.18.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.19.     “Fair Market Value” means, as of any date, the value of a share of the Company’s common stock determined as follows:

(a)         if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)         if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)          by the Board or the Committee in good faith.

28.20.    “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.

28.21.     “IRS” means the United States Internal Revenue Service.

28.22.     “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.23.     “Option” means an Award as defined in Section 5 and granted under the Plan.

28.24.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.25.     “Participant” means a person who holds an Award under this Plan.

28.26.    “Performance Award” means an Award as defined in Section 10 and granted under the Plan.

28.27.   “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination applied to the Participant, the Company, any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)          Profit Before Tax;

(b)          Sales;

(c)          Expenses;

(d)          Billings;

(e)          Revenue;

(f)          Net revenue;

(g)         Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(h)          Operating income;

(i)           Operating margin;

(j)           Operating profit;

(k)          Controllable operating profit, or net operating profit;

(l)           Net Profit;

(m)         Gross margin;

(n)          Operating expenses or operating expenses as a percentage of revenue;

(o)          Net income;

(p)          Earnings per share;

(q)          Total shareholder return;

(r)           Market share;

(s)          Return on assets or net assets;

(t)           The Company’s stock price;

(u)          Growth in shareholder value relative to a pre-determined index;

(v)          Return on equity;

(w)         Return on invested capital;

(x)          Cash Flow (including free cash flow or operating cash flows);

(y)          Balance of cash, cash equivalents and marketable securities;

(z)          Cash conversion cycle;

(aa)        Economic value added;

(bb)        Individual confidential business objectives;

(cc)        Contract awards or backlog;

(dd)        Overhead or other expense reduction;

(ee)        Credit rating;

(ff)         Completion of an identified special project;

(gg)        Completion of a joint venture or other corporate transaction;

(hh)        Strategic plan development and implementation;

(ii)          Succession plan development and implementation;

(jj)          Improvement in workforce diversity;

(kk)        Employee satisfaction;

(ll)          Employee retention;

(mm)     Customer indicators and/or satisfaction;

(nn)        New product invention or innovation;

(oo)        Research and development expenses;

(pp)        Attainment of research and development milestones;

(qq)        Improvements in productivity;

(rr)         Bookings;

(ss)         Working-capital targets and changes in working capital;

(tt)          Attainment of operating goals and employee metrics; and

(uu)        Any other metric as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules.  It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.28.     “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.29.     “Performance Share” means an Award as defined in Section 10 and granted under the Plan.

28.30.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.31.     “Performance Unit” means an Award as defined in Section 10 and granted under the Plan.

28.32.     “Plan” means this Second Amended and Restated RiceBran Technologies 2014 Equity Incentive Plan.

28.33.     “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.34.    “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan (or issued pursuant to the early exercise of an Option).

28.35.     “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

28.36.     “SEC” means the United States Securities and Exchange Commission.

28.37.     “Securities Act” means the United States Securities Act of 1933, as amended.

28.38.    “Service” means service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement.  An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute.  Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise.  In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave.  An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not terminate a Participant’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.39.     “Shares” means shares of the common stock, no par value per share, of the Company.

28.40.     “Stock Appreciation Right” means an Award as defined in Section 8 and granted under the Plan.

28.41.     “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

28.42.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.43.     “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.44.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ANNUAL MEETING OF SHAREHOLDERS OF

RICEBRAN TECHNOLOGIES

October 16, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The annual report and proxy statement
are available at http://www.ricebrantech.com/investors/annual-meeting

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330303000000001000 6 101623

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote "FOR" the following:

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Eric Tompkins
- ○ Brent D. Rosenthal
- ○ David Chemerow

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RICE-BRAN TECHNOLOGIES.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof to the extent permitted by Rule 14a-4(c) of the Exchange Act.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RICEBRAN TECHNOLOGIES

1

RICEBRAN TECHNOLOGIES

25420 Kuykendahl Road, Suite B300
Tomball, TX 77375

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of RiceBran Technologies, a California corporation (the "Company"), hereby appoints Eric Tompkins and William J. Keneally and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Vinson & Elkins L.L.P., W.R. Grace Building, 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036, on Monday, October 16, 2023, at 9:00 A.M., Eastern Daylight Time, and at any adjournments or postponements thereof, and in their discretion to the extent permitted by Rule 14a-4(c) of the Exchange Act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1 14475